Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is entered into by and between Seth Egorin (“You”) and iGo, Inc. (the “Company”) (collectively, the “parties”).

RECITALS

Your employment with the Company is ending due to a reduction in force, effective January 15, 2013 (“Separation Date”). The parties are entering into this Agreement to resolve any differences that may exist relating to the employment relationship.

It is understood and agreed that the offering of this Agreement by the Company is not to be construed as an admission of any liability on its part to You other than to comply with the terms of this Agreement and that liability is expressly denied.

NOW, THEREFORE, in consideration of the mutual covenants and conditions described below, and intending to be legally bound thereby, the parties covenant and agree as follows:

I.

In exchange for Your promises and forbearances contained herein, the Company agrees to provide You the following special separation benefits:

A. The equivalent of six (6) month’s salary, less lawfully-required withholdings, payable as a lump sum within five (5) business days following Your execution of this Agreement;

B. The Company will not contest Your eligibility for unemployment compensation, should You elect to apply for such benefits;

C. Continuation of company-provided medical benefits through January 31, 2013, on the same terms and conditions that were in effect as of Your last day of employment. You shall be eligible for continued medical coverage under COBRA should You elect such benefits and the Company shall pay the first 6 month(s) of Your COBRA premium payments. Thereafter, Your COBRA benefits may continue at Your expense;

D. In response to any future reference inquiries, You will be provided with nothing less favorable than a neutral reference, i.e., the dates of Your employment with the Company, position(s) held, and rate(s) of pay. Such reference inquiries should be directed to the attention of the Company’s Human Resources Department.

II.

In exchange for the benefits described in Paragraph I above, by execution of this Agreement, You release and forever discharge, on behalf of Yourself and Your heirs, executors, administrators, and assigns, the Company and its parent, affiliated and subsidiary entities, and each of their respective past, present, and future agents, members, managers, officers, directors, partners, principals, shareholders, owners, employees, attorneys, insurers, successors and assigns (collectively “Released Parties”), from, for and against any loss, liability, claim, demand, cost, obligation, or expense, known or unknown, accrued or contingent, existing from the beginning of time through the date of this Agreement arising out of or pertaining in any manner to Your status as an employee or shareholder of the Company and/or any other occurrence. This FULL WAIVER AND RELEASE includes, without limitation, all rights or claims arising under the Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Fair Labor

Standards Act (to the extent permitted by law), the Family Medical Leave Act, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act of 2009; the Worker Adjustment and Retraining Notification Act (“WARN”), the Occupational Safety and Health Act, the California Labor Code, the California Family Rights Act and the California Fair Employment and Housing Act statute, or any other applicable state or federal statute, or any common law cause of action, including claims for breach of any express or implied contract, wrongful discharge, fraud, tort, personal injury, or any claims for attorney’s fees or other costs. You further covenant and agree that upon receiving the benefits provided for in Paragraph I above, the Company is not further indebted to You in any amount for any reason, including but not limited to, for payment of any compensation, wages, bonuses, benefits, severance, or commissions.

Nothing in the above language or any other part of this Agreement is intended to release claims for otherwise vested benefits under a company employee welfare benefit plan and that which cannot lawfully be waived. In addition, nothing in this Agreement prevents You from filing, cooperating with or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board or the California Department of Fair Employment and Housing, except that You hereby waive Your right to any monetary benefits in connection with any such claim, charge or proceeding, or as a member of any class or collective action in a proceeding in which any claim or charge against the Released Parties is made.

III.

You agree not to disclose the terms of this Agreement, except to Your immediate family members, financial and legal advisors, or as may be required by law.

IV.

You agree that You will not make any statements that are in any way negative, disparaging, or detrimental towards the Released Parties, or any of their respective business operations, products, services, representatives or employees.

V.

You acknowledge and agree that You have returned, or will immediately return, all Company-related documents and records (electronic, paper or otherwise), materials, software, equipment, and other physical property, and all copies of the foregoing, including, but not limited to, any company-issued computer, computer accessories or any other electronic device, that have come into Your possession or have been produced by You in connection with Your employment, other than Your benefit or payroll information.

VI.

You affirm that You have not filed, caused to be filed, or presently are a party to any claim, complaint, or action against the Company, in any forum or form, and have not sold, assigned, transferred, conveyed or otherwise disposed of any of the matters, claims, demands, obligations, or causes of action referred to in this Agreement. You further affirm that You have been paid and have received all compensation, wages, bonuses, commissions, severance, and benefits to which You may have been entitled during Your employment with the Company, and that no other compensation, wages, bonuses, commissions, severance or benefits are due to You, except as provided in this Agreement. You furthermore affirm that You have no known workplace injuries or occupational diseases resulting from Your employment with the Company.

VII.

You understand that your employment relationship with the Company will end or has ended on the Separation Date. You agree not to seek or accept employment with the Company or any of the Released Parties at any time in the future. You agree that if such employment is sought or obtained, this Agreement shall constitute lawful and sufficient grounds for denying or terminating employment.

VIII.

You are advised to consult with an attorney of Your choosing prior to executing this Agreement. By Your signature below, You affirm that You have been given five (5) business days to consider this Agreement. If the offer of benefits described herein is not accepted within this time frame, the offer will be withdrawn.

IX.

You acknowledge and agree that you have a continuing obligation to keep confidential and not disclose information known or learned as a consequence of Your employment with the Company, including facts relating to the business operations, procedures, materials, finances, customers, clients, suppliers, and marketing or sales strategies, methods, and tactics which is not publicly available. You also agree that You have a continuing obligation under the terms of any confidentiality, non-solicitation, non-competition or any similar type of post-employment restrictive covenant agreement which You may have signed during Your employment at the Company, and that the relevant terms of that agreement will continue in full force and effect.

X.

This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise by the laws of the State of Arizona, and no action involving this Agreement may be brought except in the Superior Court of the State of Arizona or in the United States District Court for the District of Arizona. The prevailing party in any action involving or touching upon this Agreement shall be entitled to recover reasonable attorney fees and costs.

XI.

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable for whatever reason, the remaining provisions of this Agreement shall nevertheless continue in full force and effect without being impaired in any manner whatsoever.

XII.

Except for any agreement(s) You may have previously signed regarding confidentiality, non-solicitation, non-competition or other post-employment obligation, and which You acknowledge remain in full force and effect, this Agreement constitutes the sole and entire agreement between the parties hereto, and supersedes any and all understandings and agreements made prior hereto, if any. There are no collateral understandings, representations, or agreements other than those contained herein. No provision of this Agreement shall be amended, waived or modified except by an instrument in writing, signed by the parties hereto.

XIII.

By executing this Agreement, You acknowledge that you have read the document and have had the opportunity to receive independent legal advice with respect to executing this Agreement and that You expressly waive the rights and benefits You otherwise might have under California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

iGo, Inc.

Date:	By:

Its:

Date:
Seth Egorin